UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2010

Cambium Learning Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34575	27-0587428
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Valley View Lane, Suite 400, Dallas, TX	75234-8923
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 932-9500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On February 26, 2010, the Board of Directors (the “Board”) of Cambium Learning Group, Inc. (the “Company”) appointed Thomas Kalinske to the Board as a Class I director to fill a vacancy. The Board has appointed Mr. Kalinske to serve as a member of the audit committee.

Mr. Kalinske is not a party to any arrangement or understanding pursuant to which he was appointed as a director, nor is Mr. Kalinske a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Kalinske is an independent director within the meaning of the rules of the Nasdaq Stock Market and related rules and regulations of the Securities and Exchange Commission.

Mr. Troeller has resigned from the audit committee upon Mr. Kalinske’s appointment. With Mr. Troeller’s resignation, all members of the audit committee are now independent within the meaning of the rules of the Nasdaq Stock Market and related rules and regulations of the Securities and Exchange Commission.

We have also issued a press release, announcing Mr. Kalinske’s election to our Board, a copy of which is furnished herewith as Exhibit 99.1.

Item 9.01.        Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by the Company, dated February 26, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Date: March 3, 2010

CAMBIUM LEARNING GROUP, INC.

By: /s/ Todd W. Buchardt
Todd W. Buchardt
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release issued by the Company, dated February 26, 2010.